EXHIBIT 10.28
FRANCHISE AGREEMENT AMENDMENT
This Agreement made as of the 20th day of December, 2006.
BETWEEN:
LULULEMON ATHLETICA INC.
1945 McLean Drive
Vancouver, BC V5N 3J7
(the “Franchisor”)
AND:
OQQO ENTERPRISES INC.
584 Johnson Street
Victoria, BC V8W 1M3
(the “Franchisee”)
WHEREAS:
          A.     The Franchisor and Franchisee are parties to a Franchise Agreement dated October 16, 2002 and having an Effective Date of October 16, 2002 (the “Franchise Agreement”).
          B.     The parties have agreed to amend the Franchise Agreement on the terms set out in this Agreement.
          THEREFORE this Agreement witnesses that the parties agree as follows:
1.     Amendment of “The Take-Over Clause” - Section 27 is deleted and replaced with the following:
“After December 31, 2011, in the event that Lululemon or its principals should want to purchase the franchise or receive an offer from a third party for the purchase of all or substantially all of the Lululemon business by way of either an asset purchase or a share purchase or by going public, Lululemon will have the right to include in such transaction an option to the purchaser to acquire this Franchise and all of the Approved Retail Locations from Franchisee in accordance with the following formula, and Franchisee agrees to sell to such purchaser for the equity value of each franchise location in accordance with this formula if such option is exercised. The equity value of the individual Lululemon retail stores will be based on Gross Sales for that store (which, for greater certainty, will include any amounts received by the Franchisee from the Franchisor for Internet sales, as provided for in Section 3(1)). The equity value for each store will be calculated at fifteen percent (15%) of the previous twelve (12) months of

Gross Sales measured back from the end of the calendar month in which the offer to purchase Lululemon was received. Franchised stores cannot be so purchased before January 1, 2012 without the express written consent of Franchisee. On top of the purchase price Lululemon Athletica will pay for the depreciated leasehold improvements and the book value of the inventory,
2.     Effect of Amendment - Except as amended hereby, the parties acknowledge that the Franchise Agreement is unamended, and that, as amended hereby, the Franchise Agreement is in full force and effect, in accordance with its terms.
3.      Enurement - This Agreement will enure to the benefit of and be binding upon the parties and their respective successors, and assigns.
          IN WITNESS WHEREOF the parties have hereunto set their hands and seals on the day and year first above written.

LULULEMON ATHLETICA INC. by its authorized signatory:
/s/ Dennis Wilson

OQQO ENTERPRISES INC. by its authorized signatory:
/s/ Ryan Smith